Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-187972) of Votorantim Cimentos S.A. of our report dated May 13, 2013 relating to the financial statements of Votorantim Cimentos S.A., which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

São Paulo, Brazil

May 13, 2013